Exhibit 10b

FIRST AMENDMENT TO
KAMAN CORPORATION EMPLOYEES STOCK PURCHASE PLAN
(As Amended and Restated Through October 12, 2010)

THIS AMENDMENT made by Kaman Corporation for the purpose of amending the Kaman Corporation Employees Stock Purchase Plan,
WITNESSETH:
WHEREAS, Kaman Corporation (“Corporation”) originally adopted the Kaman Corporation Employees Stock Purchase Plan on February 28, 1989, which has been amended and restated from time to time, including most recently through October 12, 2010 (as amended and restated, the “Plan”); and

WHEREAS, the Corporation reserved the right, in Section 21 of the Plan, to amend the Plan; and

WHEREAS, the Corporation now wishes to amend the Plan in the particulars set forth below; and

NOW, THEREFORE, the Corporation hereby amends the Plan as follows, as of the effective date set forth below and in the following particulars:

1.    The reference to “Over-the-Counter NASDAQ Global Market” in Section 15(a) is replaced by the words “New York Stock Exchange” effective as of February 7, 2012.

EXCEPT AS AMENDED HEREIN, the terms, conditions and provisions of the Plan as amended are confirmed and remain unchanged.

IN WITNESS WHEREOF, Kaman Corporation has caused this Amendment to be executed on its behalf by its duly authorized officer this 20th day of February, 2012.

ATTEST:                        KAMAN CORPORATION

/s/ Candace A. Clark                By:     /s/ William C. Denninger
Candace A. Clark                    William C. Denninger
Senior Vice President, Chief Legal            Executive Vice President and Chief
Officer and Secretary                    Financial Officer